               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.   20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


       Date of Earliest Event Reported:  October 25, 1994


                    NEW ENGLAND POWER COMPANY

       (exact name of registrant as specified in charter)





Massachusetts              0-1229               04-1663070
(state or other          (Commission          (I.R.S. Employer
jurisdiction of            File No.)          Identification No.)
incorporation)


      25 Research Drive, Westborough, Massachusetts  01582

            (Address of principal executive offices)

                         (508) 366-9011
      (Registrant's telephone number, including area code)
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Item 5.  Other Events
- ---------------------

     New England Power Company (the Company), a subsidiary of New England Electric System, has been sued by Milford Power Limited Partnership (MPLP) in the Superior Court for Worcester County, Massachusetts. MPLP, a venture formed by Enron Corporation, owns a 149 MW gas-fired power plant in Milford, Massachusetts. The Company purchases 56% of the power output of the facility under a long-term contract with MPLP. The suit alleges that the Company has engaged in a scheme to cause MPLP and its power plant to fail and has prevented MPLP from finding a long-term buyer for the remaining 44% of the facility's output. The complaint includes allegations that the Company has violated the Federal Racketeer Influenced and Corrupt Organizations Act, engaged in unfair or deceptive acts in trade or commerce, and breached contracts.
MPLP seeks compensatory damages in an unspecified amount, as well as treble damages. The Company believes that the allegations of wrongdoing are without merit.



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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.



                                   NEW ENGLAND POWER COMPANY

                                        s/ Michael E. Jesanis

                                   By
                                        Michael E. Jesanis
                                        Treasurer



Date:  October 27, 1994